UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 28, 2010

China Jianye Fuel, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-52496	20-8296010
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

F 14 No. 54 Heping Road
Dongli District, Harbin
P.R. China	Not applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:+86 15604660116

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01             Changes In The Registrant’s Certifying Accountant.

(a)         Resignation of Independent Accountant.

On July 28, 2010, our board of directors accepted the resignation of KCCW Accountancy Corp. (“KCCW”) as our independent registered public accounting firm.

KCCW’s reports for the periods during which they served as our accountant, from October 22, 2009 through July 28, 2010, did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the period from the end of the most recently completed fiscal year through July 28, 2010, the date of KCCW’s resignation, there were no disagreements, resolved or not, with KCCW on ay matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KCCW, would have caused it to make reference to such disagreements in its reports.

We provided KCCW with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission and requested that KCCW furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree.  A copy of such letter dated July 28, 2010, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Engagement of Independent Accountant.

Concurrent with the resignation of KCCW, we engaged Albert Wong & Co., registered certified public accounts, as our independent registered public accounting firm.  On July 28, 2010, our board of directors approved the change of accountants to Albert Wong & Co.

Prior to engaging Albert Wong & Co., we did not consult with Albert Wong & Co. regarding the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinion that might be rendered by Albert Wong & Co. on our financial statements.  Furthermore, Albert Wong & Co. did not provide any written or oral advice regarding such principles or audit opinion on any matter that was the subject of a disagreement or reportable event set forth in Items 304(a)(1)(iv) and (v) of Regulation S-K.

Item 9.01.            Financial Statements and Exhibits.

(d)           Exhibits

Letter, dated July 28, 2010, from KCCW Accountancy Corp. to the Securities and Exchange Commission.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 29, 2010	China Jianye Fuel, Inc.

	By:	/s/ Shobu Yu
Shobu Yu
Chief Executive Officer